SCHEDULE          III

                               T. Rowe Price Realty Income Fund I,
                            A No-Load Limited Partnership
                Consolidated Real Estate and Accumulated Depreciation
                                  September 30, 1996
                             Dollars in Thousands (000's)


     Description                         Type           Encumbrance

     Properties Held for Real Estate Investment

     Airport Perimeter (1)                   Industrial               $0
        Business Center
        College Park, Georgia

     Montgomery Executive Center             Office              0
        Gaithersburg, Maryland

     Springdale Commerce Center              Industrial               0
        Santa Fe Springs, California

     The Business Park   (1)                 Office              0
        Gwinnett County, Georgia

     Newport Center Business Park (1)             Office                  0
        Deerfield Beach, Florida
                                                          _________

     Totals                                                 $0

     Properties Held for Sale

     Royal Biltmore (1)                Office                0
        Phoenix, Arizona

     Van Buren Industrial Center       Industrial                0
        Phoenix, Arizona

                                                          __________

     Portfolio Totals                                             $0




























                                   Initial Cost to Partnership
                                                                   Costs
                                                                 Capitalized
                                                  Buildings and
          Subsequent to
             Description                   Land   Improvements
          Acquisition (1,4)

          Properties Held for Real Estate Investment

          Airport Perimeter (1)                      $   640      $ 4,824  ( $
          3,254)
             Business Center
             College Park, Georgia

          Montgomery Executive Center         2,300   12,573            2,082
             Gaithersburg, Maryland

          Springdale Commerce Center                   1,640         5,325
          387
             Santa Fe Springs, California

          The Business Park   (1)             1,625                11,825
          (6,790)
             Gwinnett County, Georgia

          Newport Center Business Park (1)             1,377     3,543
          (1,750)
             Deerfield Beach, Florida
                                           _______   _______      ________

          Totals                             7,582    38,090           (9,325)

          Properties Held for Sale

          Royal Biltmore (1)                 3,565     8,052           (2,506)
             Phoenix, Arizona

          Van Buren Industrial Center         1,260    4,077               892
             Phoenix, Arizona

                                           _______   _______          ________

          Portfolio Totals                  $12,407  $50,219                                            _______  _______
          ($10,939)          _________






































                                        Gross  Amounts  at  which  Carried  at
          Close
                                        of Period

                                                  Buildings and
             Description                   Land   Improvements     Total (2)

          Properties Held for Real Estate Investment

          Airport Perimeter (1)                      $   492       $ 1,718  $
          2,210
             Business Center
             College Park, Georgia

          Montgomery Executive Center         2,300   14,655           16,955
             Gaithersburg, Maryland

          Springdale Commerce Center                   1,640         5,712
          7,352
             Santa Fe Springs, California

          The Business Park (1)               1,200                  5,460
          6,660
             Gwinnett County, Georgia

          Newport Center Business Park (1)             1,127     2,043
          3,170
             Deerfield Beach, Florida
                                           _______   _______       ________

          Totals                             6,759    29,588           36,347









          Properties Held for Sale

          Royal Biltmore (1)                 2,356     6,755            9,111
             Phoenix, Arizona

          Van Buren Industrial Center         1,260    4,969            6,229
             Phoenix, Arizona

                                           _______   _______          _______

          Portfolio Totals                  $10,375  $41,312           $51,687          ________
































                                        Accumulated         Date of   Date
             Description              Depreciation (3,4)    Construction
          Acquired

          Properties Held for Real Estate Investment

          Airport Perimeter (1)                      $     0          1982
          12/85
             Business Center
             College Park, Georgia

          Montgomery Executive Center         6,964       1982       12/85
             Gaithersburg, Maryland










          Springdale Commerce Center                   2,555          1985
          06/86
             Santa Fe Springs, California

          The Business Park (1)                   0                  198508/86
             Gwinnett County, Georgia

          Newport Center Business Park (1)                    0
          1984      05/87
             Deerfield Beach, Florida
                                           _______

          Totals                             9,519

          Properties Held for Sale

          Royal Biltmore (1)                 4,147        1982       01/86
             Phoenix, Arizona

          Van Buren Industrial Center         2,003       1982       07/86
             Phoenix, Arizona

                                           _______

          Portfolio Totals                  $15,669                                            _______









































                                                       Life on which
                                                       Depreciation
                                                        in Latest
                                                       Statement of
                                                       Operations is
             Description                                Computed

          Properties Held for Real Estate Investment

          Airport Perimeter (1)                             5 - 40 years
             Business Center
             College Park, Georgia

          Montgomery Executive Center                       5 - 40 years
             Gaithersburg, Maryland

          Springdale Commerce Center                        5 - 40 years
             Santa Fe Springs, California

          The Business Park (1)                                    5    -   40
          years
             Gwinnett County, Georgia

          Newport Center Business Park (1)                         5 - 40 year
             Deerfield Beach, Florida


          Totals

          Properties Held for Sale

          Royal Biltmore (1)                              (5)
             Phoenix, Arizona

          Van Buren Industrial Center                            (5)
             Phoenix, Arizona












































          Notes:
          (1)  The Partnership recorded provisions for value impairment
          totaling $3,189,         $354, and $365 in 1996, 1995, and 1994,
          respectively.  See note 5 of Notes to Financial Statements.
          (2)  Reconciliation of real estate owned for Real Estate Property
          Investments:

                                        1996           1995        1994

          Balance at beginning of period   $65,251 $65,412      $73,807
          Additions during period           597      1,092        1,008
          Corporate Square disposition                 -           -
          (9,038)
          Reductions during period (4)      (26,329)      (899)
            -
          Provision for value impairment     (3,172)      (354)
          (365)
                                      ________     ________           ________

          Balance at end of period    $36,347      $65,251      $65,412          _______

          (3)  Reconciliation of  accumulated  depreciation  for  Real  Estate
          Property       Investments:
                                      1996         1995         1994

          Balance at beginning of period $24,092   $22,422      $22,203
          Depreciation and amortization
          expense                       2,562        2,569        2,667
          Corporate Square disposition                 -                   -
             (2,448)
          Reductions during period (4)      (17,135)    (899)        -
                                      ________     ________     ________

          Balance at end of period    $9,519          $24,092   $22,422        _______

          (4)Reductions during 1996 reflect the write-off of tenant improvements and leasing commissions relating to tenants who have vacated the property, and the write-off of accumulated depreciation to the cost basis for properties with value impairments recorded in fiscal year 1996. Additionally, reductions to real estate owned reflect the change in classification of Royal Biltmore and Van Buren to Properties Held for Sale.










          (5)  The Partnership has approved a plan of disposition for and is
          actively       marketing the Royal Biltmore and Van Buren
          properties. Van Buren is being           carried at its estimated
          fair value less selling costs. The Partnership             recorded
          a downward adjustment of $229 to establish Van Buren's valuation allowance at September 30, 1996. As a result, the property's net
          book           value was $3,999 at September 30, 1996. No
          adjustments were recorded to the carrying value of Royal Biltmore in fiscal year 1996. Royal Biltmore's net book value at September 30, 1996 was $4,966. These properties held for sale are no longer being depreciated. See note 5 of Notes to Financial Statements.

          (6)  The Partnership sold Spring Creek on April 30, 1996 and
          received net sale        proceeds of $1,679. The net book value of
          the property at the time was also $1,679.

          (7) Aggregate cost of real estate owned at September 30, 1996 for Federal income tax purposes was $69,762.